EXHIBIT 4.1

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

FRESH MEDICAL LABORATORIES, INC.

WARRANT TO PURCHASE COMMON STOCK

Issue Date: ___________

1. Grant. For value received, Fresh Medical Laboratories, Inc., a Delaware corporation (the “Corporation”), hereby grants to [______________, a [_____________] (the “Holder”), the right to purchase up to a maximum of [___________] shares (the “Warrant Shares”) of the Corporation’s Common Stock, $0.001 par value per share (the “Common Stock”), subject to adjustment from time to time as set forth herein, at the exercise price per Warrant Share set forth in Section 3 below.

2. Exercise Period. The right to exercise this Warrant, in whole or in part, begins on the Issue Date. The right to exercise this Warrant expires on the earlier to occur of (a) [1], and (b) the date provided in Section 4(b) in connection with a Change of Control Transaction, as defined in Section 4(b), (such earlier date, the “Expiration Date”).

3. Exercise Price. The exercise price (“Exercise Price”) of this Warrant is $0.65 per Warrant Share, subject to adjustment from time to time as set forth herein.

4. Adjustments.

(a)  Adjustment for Split, Stock Dividend or Consolidation.

(i) If the Corporation (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (B) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares, or (C) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares (each, an “Adjustment Event”), the number of Warrant Shares issuable hereunder immediately prior to such Adjustment Event shall be proportionately adjusted so that the Holder will receive, upon exercise, the aggregate number and kind of shares of capital stock of the Corporation which it would have owned immediately following such Adjustment Event if the Holder had exercised this Warrant immediately prior to such Adjustment Event. The Exercise Price shall also be proportionately adjusted such that the aggregate Exercise Price for all the Warrant Shares issuable hereunder remains unchanged following such Adjustment Event.

(ii) The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

(iii) The adjustment shall be made successively whenever any Adjustment Event occurs.

________

1. 3 years from issue date.

(b)  Change of Control. If there is a Change of Control Transaction, the Corporation shall provide the Holder with not less than ten (10) days advanced written notice of the expected closing of the Change of Control Transaction. The Holder may exercise this Warrant at any time prior to the closing of such Change of Control Transaction, and may make any such exercise contingent upon the actual occurrence of such Change of Control Transaction. The right to exercise this Warrant shall expire upon the closing of such Change of Control Transaction. As used herein, “Change of Control Transaction” means one or more transactions resulting in (i) the liquidation, dissolution or winding up of the Corporation; (ii) the sale, transfer or exclusive license of all or substantially all of the assets of the Corporation; (iii) a merger or consolidation of the Corporation with another entity where the owners of the capital stock of the Corporation prior to such merger or consolidation do not own, directly or indirectly, more than 50% of the capital stock of the surviving corporation; or (iv) any person or entity, or a group of persons or entities in a single or related series of transactions, becoming the owner of more than 50% of the then outstanding capital stock of the Corporation.

(c)  Adjustment for Reorganization. If the Corporation consolidates or merges with or into another person or entity (and such event is not a Change of Control Transaction) or effects any recapitalization or reorganization (any such action, a “Reorganization”), there shall thereafter be deliverable, upon exercise of this Warrant and payment of a proportionately adjusted Exercise Price (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon exercise of this Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization.

5. Availability of Shares. The Corporation will reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Corporation as will be sufficient to permit the exercise in full of this Warrant. Upon issuance, each of the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

6. Listing; Stock Issuance. The Corporation shall secure and maintain the listing of the Warrant Shares upon each securities exchange or over-the-counter market upon which securities of the same class or series issued by the Corporation are listed, if any. Upon exercise of this Warrant, the Corporation will use its best efforts to cause stock certificates representing the shares of Common Stock purchased pursuant to the exercise to be issued in the names of Holder or, subject to compliance with the Act the Holder’s nominees or assignees, as appropriate at the time of such exercise.

7. No Voting Rights; Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation not granted herein. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

8. Exercise Procedure.

(a)  To exercise this Warrant, the Holder must deliver to the principal office of the Corporation (prior to the Expiration Date) this Warrant, the irrevocable subscription substantially in the form of Exhibit A attached hereto, and the Exercise Price. The Holder may deliver the Exercise Price by any of the following methods, at its option: (i) in legal tender, (ii) by bank cashier's or certified check, or (iii) by wire transfer to an account designated by the Corporation. Upon exercise, the Corporation, at its sole expense (including the payment of any documentary, stamp, issue or transfer taxes), will issue and deliver to Holder, within 10 days after the date on which the Holder exercises this Warrant, certificates for the Warrant Shares purchased hereunder. The Warrant Shares shall be deemed issued, and the Holder deemed the holder of record of such Warrant Shares, as of the opening of business on the date on which the Holder exercises this Warrant.

(b)  In the event this Warrant is partially exercised, the Corporation shall issue and deliver to the Holder, within 10 days after the date of exercise, a new Warrant of like tenor to purchase that number of Warrant Shares with respect to which such partial exercise did not apply.

9. Securities Laws. Neither the sale of this Warrant nor the issuance of any of the Warrant Shares upon exercise of this Warrant have been registered under the Act or under the securities laws of any state. The issuance of the Warrant Shares upon exercise of this Warrant shall be subject to compliance with all applicable Federal and state securities laws. Until the Warrant Shares have been registered under the Act and registered and qualified under the securities laws of any state in question, the Corporation shall cause each certificate evidencing any Warrant Shares to bear the following legend and such other legends as may be required by applicable law:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

10. Transfer. The Corporation will register this Warrant on its books and keep such books at its offices. Neither this Warrant nor any of the Warrant Shares (when issued) may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of except as permitted by (i) any effective registration statement under the Act and by the securities laws of any state in question, or (ii) with an opinion of counsel reasonably satisfactory to the Corporation stating that such registration under the Act and registration or qualification under the securities laws of any state is not required.

11. Replacement of Warrant. If the Holder provides evidence that this Warrant or any certificate or certificates representing the Warrant Shares have been lost, stolen, destroyed or mutilated, the Corporation (at the request and expense of the Holder) will issue a replacement warrant upon reasonably satisfactory indemnification by the Holder.

12. Governing Law. The internal laws of the State of Delaware (other than its conflicts of law rules) govern this Warrant.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered on its behalf by the officer whose signature appears below, as of the date first written above.

FRESH MEDICAL LABORATORIES, INC.

By: ___________________________________

Name:

Title:

EXHIBIT A

IRREVOCABLE SUBSCRIPTION

To:__________________________

The undersigned hereby elects to exercise its right under the attached Warrant by purchasing ____ shares of the Common Stock of Fresh Medical Laboratories, Inc., a Delaware corporation, and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of:

______________________________

(Name)

______________________________

(Address)

______________________________

(Taxpayer Number)

and delivered to:

______________________________

(Name)

______________________________

(Address)

The aggregate Exercise Price of $______ per share is enclosed.

Date:_______________

Signed:______________________________________________

(Name of Holder, Please Print)

________________________________________

(Address)

________________________________________

(Signature)